Exhibit 10.2

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

As Adopted on July 31, 2013

As Amended on December 23, 2013, June 5, 2014, October 14, 2014, November 13, 2014, January

28, 2016, April 27, 2017, December 1, 2017, January 30, 2018 and January 28, 20191

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering eligible persons an opportunity to participate in the Company’s future performance through the grant of Awards covering Shares. Capitalized terms not defined in the text are defined in Section 17 hereof. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan that is required in law only because of Section 25102(o) need not apply if the Committee so provides.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 11 hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 293,200,000 Shares (which number takes into account the one-for-ten forward stock split effected on January 31, 2014 and the one-for-four forward stock split effected on December 15, 2014) plus (a) shares that are subject to issuance under the 2010 Stock Plan (the “Prior Plan”) but cease to be subject to an award for any reason other than exercise of an option after the Effective Date and (b) shares that were issued under the Prior Plan which are repurchased by the Company or which are forfeited or used to pay withholding obligations or pay the exercised price of an Option. Subject to Sections 2.2 and 11 hereof, Shares subject to Awards that are cancelled, forfeited, settled in cash, used to pay withholding obligations or pay the exercise price of an Option or that expire by their terms at any time will again be available for grant and issuance in connection with other Awards. In the event that Shares previously issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, right of first refusal, or repurchase by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all Awards granted and outstanding under this Plan. In no event shall the total number of Shares issued (counting each reissuance of a Share that was previously issued and then forfeited or repurchased by the Company as a separate issuance) under the Plan upon exercise of ISOs exceed 2,932,000,000 Shares (adjusted in proportion to any adjustments under Section 2.2 hereof) over the term of the Plan (the “ISO Limit”). Subject to Sections 2.2 and 11 hereof, in the event that the number of Shares reserved for issuance under the Plan is increased, the ISO Limit shall be automatically increased by such number of Shares such that the ISO Limit equals (a) ten (10) multiplied by (b) the number of Shares reserved for issuance under the Plan.

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The initial number of shares of Class A Common Stock reserved for issuance under the Plan was 230,000 shares, approved by the Board on July 31, 2013, which was subsequently increased to 1,230,000 shares by the Board on December 23, 2013. On January 31, 2014, the Company effected a one-for-ten forward stock split that increased the number of shares of Class A Common Stock reserved for issuance under the Plan to 12,300,000. On June 5, 2014, the Board increased the number of shares of Class A Common Stock reserved for issuance under the Plan to 19,300,000. On October 13, 2014, the Board approved amendments to the Plan. On November 13, 2014, the Board increased the number of shares of Class A Common Stock reserved for issuance under the Plan to 28,300,000. On December 15, 2014, the Company effected a one-for-four forward stock split that increased the number of shares of Class A Common Stock reserved for issuance under the Plan to 113,200,000. On January 28, 2016, the Board increased the number of shares of Class A Common Stock reserved for issuance under the Plan by 30,000,000 (reflecting all prior stock splits) to 143,200,000. On April 27, 2017, the Board approved an amendment to Section 4.6.1 as set forth herein. On December 1, 2017, the Compensation Committee approved an amendment to Sections 4.6.1 and 8.2.2 as set forth herein. On January 30, 2018, the Board increased the number of shares of Class A Common Stock reserved for issuance under the Plan by 65,000,000, to 208,200,000. On January 28, 2019, the Board increased the numbers of shares of Common Stock reserved for issuance under the Plan by 85,000,000, to 293,200,000.

2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other change in the capital structure of the Company affecting Shares without consideration, then in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, and (c) the Purchase Prices of and/or number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

3. PLAN FOR BENEFIT OF SERVICE PROVIDERS.

3.1 Eligibility. The Committee will have the authority to select persons to receive Awards. ISOs (as defined in Section 4 hereof) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. NQSOs (as defined in Section 4 hereof) and all other types of Awards may be granted to employees, officers, directors and consultants of the Company or any Parent or Subsidiary of the Company; provided such consultants render bona fide services not in connection with the offer and sale of securities in a capital- raising transaction when Rule 701 is to apply to the Award granted for such services. A person may be granted more than one Award under this Plan.

3.2 No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without Cause.

4. OPTIONS. The Committee may grant Options to eligible persons described in Section 3 hereof and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs” or “Incentive Stock Options”) or Nonqualified Stock Options (“NQSOs” or “Nonstatutory Stock Options”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following.

4.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

4.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

4.3 Exercise Period. Options may be exercisable within the time or upon the events determined by the Committee in the Award Agreement and may be awarded immediately but subject to repurchase pursuant to Section 10 hereof or may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that (a) no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and (b) no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

4.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and shall not be less than the Fair Market Value per Share unless expressly determined in writing by the Committee on the Option’s date of grant; provided that the Exercise Price of an ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 hereof.

4.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant). The Exercise Agreement will state (a) the number of Shares being purchased, (b) the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and (c) such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws. Each Participant’s Exercise Agreement may be modified by (i) agreement of Participant and the Company or (ii) substitution by the Company, upon becoming a public company, in order to add the payment terms set forth in Section 8.1 that apply to a public company and such other terms as shall be necessary or advisable in order to exercise a public company option. Upon exercise of an Option, Participant shall execute and deliver to the Company the Exercise Agreement then in effect, together with payment in full of the Exercise Price for the number of Shares being purchased and payment of any applicable taxes. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.2 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

4.6 Termination. Subject to earlier termination pursuant to Sections 11 and 16.3 hereof and notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following terms and conditions.

4.6.1 Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s Options only to the extent that such Options are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. Such Options must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period as may be determined by the Committee) but in any event, no later than the expiration date of the Options. Any such Options that remain exercisable for more than (3) months after the date Participant ceases to be an Employee shall be deemed to be NQSOs.

4.6.2 Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such options must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, after the Termination Date as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant ceases to be an employee when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant ceases to be an employee when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO) but in any event no later than the expiration date of the Options.

4.6.3 For Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s Options, but not to an extent greater than such Options are exercisable as to Vested Shares upon the Termination Date and Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

4.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

4.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 16.1 hereof) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

4.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 4.10 hereof, the Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 4.4 hereof for Options granted on the date the action is taken to reduce the Exercise Price.

4.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant, to disqualify any Participant’s ISO under Section 422 of the Code.

4.11 Information to Optionees. If the Company is relying on the exemption from registration under Section 12(g) of the Exchange Act pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Company shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Company. For purposes of this Section 4.11, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act.

5. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to certain specified restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following terms and conditions.

5.1 Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

5.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted or at the time the purchase is consummated. Payment of the Purchase Price must be made in accordance with Section 8 hereof.

5.3 Dividends and Other Distributions. Participants holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Committee provides otherwise at the time of award. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

5.4 Restrictions. Restricted Stock Awards may be subject to the restrictions set forth in Sections 9 and 10 hereof or, with respect to a Restricted Stock Award to which Section 25102(o) is to apply, such other restrictions not inconsistent with Section 25102(o).

6. RESTRICTED STOCK UNITS.

6.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an Award covering a number of Shares that may be settled in cash, or by issuance of those Shares at a date in the future. No Purchase Price shall apply to an RSU settled in Shares. All grants of Restricted Stock Units will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

6.2 Form and Timing of Settlement. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code (or any successor) and any regulations or rulings promulgated thereunder. Payment may be made in the form of cash or whole Shares or a combination thereof, all as the Committee determines.

7. STOCK APPRECIATION RIGHTS.

7.1 Awards of SARs. Stock Appreciation Rights (“SARs”) may be settled in cash, or Shares (which may consist of Restricted Stock or RSUs), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. All grants of SARs made pursuant to this Plan will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

7.2 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The Award Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted.

7.3 Exercise Price. The Committee will determine the Exercise Price of the SAR when the SAR is granted, and which may not be less than the Fair Market Value on the date of grant and may be settled in cash or in Shares.

7.4 Termination. Subject to earlier termination pursuant to Sections 11 and 16.1 hereof and notwithstanding the exercise periods set forth in the Award Agreement, exercise of SARs will always be subject to the following terms and conditions.

7.4.1 Other than Death or Disability or for Cause. If the Participant is Terminated for any reason other than death, Disability or for Cause, then the Participant may exercise such Participant’s SARs only to the extent that such SARs are exercisable as to Vested Shares upon the Termination Date or as otherwise determined by the Committee. SARs must be exercised by the Participant, if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within three (3) months after the Termination Date (or within such shorter time period, not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee) but in any event, no later than the expiration date of the SARs.

7.4.2 Death or Disability. If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s SARs may be exercised only to the extent that such SARs are exercisable as to Vested Shares by Participant on the Termination Date or as otherwise determined by the Committee. Such SARs must be exercised by Participant (or Participant’s legal representative or authorized assignee), if at all, as to all or some of the Vested Shares calculated as of the Termination Date or such other date determined by the Committee, within twelve (12) months after the Termination Date (or within such shorter time period, not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee) but in any event no later than the expiration date of the SARs.

7.4.3 For Cause. If the Participant is terminated for Cause, the Participant may exercise such Participant’s SARs, but not to an extent greater than such SARs are exercisable as to Vested Shares upon the Termination Date and Participant’s SARs shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

8. PAYMENT FOR PURCHASES AND EXERCISES.

8.1 Payment in General. Payment for Shares acquired pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company owed to the Participant;

(b) by surrender of shares of the Company that are clear of all liens, claims, encumbrances or security interests and: (i) for which the Company has received “full payment of the purchase price” within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (ii) that were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; provided, further, that the portion of the Exercise Price or Purchase Price, as the case may be, equal to the par value (if any) of the Shares must be paid in cash or other legal consideration permitted by the laws under which the Company is then incorporated or organized;

(d) by waiver of compensation due or accrued to the Participant from the Company for services rendered;

(e) by participating in a formal cashless exercise program implemented by the Committee in connection with the Plan;

(f) subject to compliance with applicable law, provided that a public market for the Company’s Common Stock exists, by exercising through a “same day sale” commitment from the Participant and a broker-dealer whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price or Purchase Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price or Purchase Price directly to the Company; or

(g) by any combination of the foregoing or any other method of payment approved by the Committee.

8.2 Withholding Taxes.

8.2.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable tax withholding requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash by the Company, such payment will be net of an amount sufficient to satisfy applicable tax withholding requirements.

8.2.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow or require the Participant to satisfy all or a portion of the tax withholding obligation by (i) having the Company withhold from the Shares otherwise issuable a number of Shares having an aggregate fair market value on the date that the amount of tax to be withheld is to be determined that does not exceed the amount required to be withheld, with the number of Shares to be withheld determined using rates of up to, but not exceeding, the maximum statutory tax rates applicable in the Participant’s jurisdiction on the date that the amount of tax to be withheld is to be determined; or (ii) arranging a mandatory “sell to cover” on Participant’s behalf (without further authorization). In no event, however, will the Company withhold Shares or “sell to cover” if such withholding would result in adverse accounting consequences to the Company. Any elections to have Shares withheld or sold for this purpose will be made in accordance with the requirements established by the Committee for such elections and be in writing in a form acceptable to the Committee.

9. RESTRICTIONS ON AWARDS.

9.1 Transferability. Except as permitted by the Committee, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, other than by will or by the laws of descent and distribution, and, with respect to NQSOs, by instrument to an inter vivos or testamentary trust in which the NQSOs are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “family member” as that term is defined in Rule 701, and may not be made subject to execution, attachment or similar process. For the avoidance of doubt, the prohibition against assignment and transfer applies to a stock option and, prior to exercise , the shares to be issued on exercise of a stock option, and pursuant to the foregoing sentence shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act. During the lifetime of the Participant an Award will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. The terms of an Option shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.

9.2 Securities Law and Other Regulatory Compliance. Although this Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, grants may be made pursuant to this Plan that do not qualify for exemption under Rule 701 or Section 25102(o). Any requirement of this Plan which is required in law only because of Section 25102(o) need not apply with respect to a particular Award to which Section 25102(o) will not apply. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure so do.

9.3 Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. Without prior stockholder approval the Committee may reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them). The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

10. RESTRICTIONS ON SHARES.

10.1 Privileges of Stock Ownership. No Participant will have any of the rights of a stockholder with respect to any Shares until such Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock. The Participant will have no right to retain such stock dividends or stock distributions with respect to Unvested Shares that are repurchased as described in this Section 10.

10.2 Rights of First Refusal and Repurchase. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, provided that such right of first refusal terminates upon the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act and (b) a right to repurchase Unvested Shares held by a Participant for cash and/or cancellation of purchase money indebtedness owed to the Company by the Participant following such Participant’s Termination at any time.

10.3 Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated. The Committee may cause a legend or legends referencing such restrictions to be placed on the certificate. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

10.4 Securities Law Restrictions. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11. ADDITIONAL TRANSFER RESTRICTIONS ON SHARES.

11.1 The holder of any Shares of the Company (a “Security Holder”) shall not transfer, assign, pledge, encumber, hypothecate or otherwise dispose of any Shares of the Company (a “Security”), other than by means of a Permitted Transfer (as defined below), without the prior written consent of the Company’s Board of Directors. If any provision(s) of any agreement(s) currently in effect by and between the Company and any Security Holder (the “Security Holder Agreement(s)”) conflicts with Section 8.12 of the Company’s bylaws, Section 8.12 shall govern, and the non-conflicting remainder of the Security Holder Agreement(s) shall continue in full force and effect; provided, that, Section 11.2 hereof shall be deemed not to conflict with Section 8.12 of the Company’s bylaws.

11.2 For purposes of the transfer restrictions set forth herein, a “Security” shall be deemed to be transferred in (a) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any security of the Company, even if any security of the Company would be disposed of by someone other than the Security Holder, or (ii) any transaction involving any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any security of the Company or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Company.

11.3 A “Permitted Transfer” as used in this Section 11 shall be defined as:

11.3.1 any repurchase of a Share by the Company: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company’s exercise of a right of first refusal to repurchase such shares;

11.3.2 the transfer of any or all of the Shares held by a Security Holder to a single trust for the benefit of the Security Holder or the Security Holder’s Immediate Family. As used herein, the term “Immediate Family” will mean Security Holder’s spouse or Spousal Equivalent, the lineal descendant or antecedent, father, mother, brother or sister, whether or not any of the above are adopted. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the relevant person and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely;

11.3.3 any transfer effected pursuant to the Security Holder’s will or the laws of intestate succession;

11.3.4 if the Security Holder is a partnership, limited liability company or a Company, no more than five (5) transfers to an Affiliate (as defined below) of such partnership, limited liability company or corporation; and/or

11.3.5 the transfer by a Major Investor (as defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 1, 2013, as amended from time to time, or any successor agreement (the “Co-Sale Agreement”)) exercising such Major Investor’s Co-Sale Right (as defined in the Co-Sale Agreement).

12. Right of First Refusal

12.1 Right of First Refusal. Unless otherwise permitted pursuant to Section 11, before any Shares held by a Security Holder may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth herein (the “Right of First Refusal”).

12.2 Notice of Proposed Transfer. The Security Holder shall deliver to the Company a written notice (the “Notice”) stating: (i) the Security Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Security Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

12.3 Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Security Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

12.4 Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 12 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

12.5 Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

12.6 Security Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to the Proposed Transferee(s) are not purchased by the Company and/or its assignee(s) as provided herein, then the Security Holder may sell or otherwise transfer such Shares to the Proposed Transferee(s) described in the Notice at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and Section 12 hereof. If the Shares described in the Notice are not transferred to the Proposed Transferee(s) within such period, or if the Security Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee(s), a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal provided herein before any Shares held by the Security Holder may be sold or otherwise transferred. The terms of this subsection (f) may be waived by the Company or its assignee(s) in its sole discretion.

12.7 Exception for Certain Transfers. Anything to the contrary contained herein notwithstanding, the following transfers shall be exempt from the Right of First Refusal:

12.7.1 the transfer of any or all of the Shares held by a Security Holder to a single trust for the benefit of the Security Holder or the Security Holder’s Immediate Family;

12.7.2 any transfer effected pursuant to the Security Holder’s will or the laws of intestate succession;

12.7.3 if the Security Holder is a partnership, limited liability company or a corporation, no more than five (5) transfers to an Affiliate (as defined above) of such partnership, limited liability company or corporation; and/or

12.7.4 the transfer by a Major Investor (as defined in the Co-Sale Agreement) exercising such Major Investor’s Co-Sale Right (as defined in the Co-Sale Agreement).

12.8 In the case of any transfer effected in accordance with subsections (f) or (g) above, the transferee, assignee or other recipient shall receive and hold the Shares subject to the provisions of this Section 12, and there shall be no further transfer of such stock except in accordance with this Section 12.

13. Termination of Rights; Legend; Waiver.

13.1 Termination of Rights. The restrictions in Sections 11 and 12 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Transaction (as such term is defined in the Company’s Restated Certificate of Incorporation, as amended or restated from time to time) or (ii) immediately prior to an initial public offering under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder pursuant to which all outstanding shares of the Company’s Preferred Stock convert to Common Stock. Upon termination of such restrictions, a new certificate or certificates representing the outstanding Securities shall be issued, on request, without the legend referred to in subsection 13.2 below and delivered to each Security Holder.

13.2 Legend. The certificate or certificates representing the Shares may bear the following legend (as well as any legends required by other agreements and applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE COMPANY.

13.3 Waiver. The provisions of Sections 11 and 12 may be waived, with respect to any transaction subject thereto, by the Company’s Board of Directors; provided, however, that such restrictions shall continue to apply to the Shares subsequent to such transaction.

14. CORPORATE TRANSACTIONS.

14.1 Acquisitions or Other Combinations. In the event that the Company is subject to an Acquisition or Other Combination, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Acquisition or Other Combination, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Acquisition or Other Combination:

(a) The continuation of such outstanding Awards by the Company (if the Company is the successor entity).

(b) The assumption of outstanding Awards by the successor or acquiring entity (if any) in such Acquisition or Other Combination (or by any of its Parents, if any), which assumption, will be binding on all Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) and Section 409A of the Code. For the purposes of this Section 14, an Award will be considered assumed if, following the Acquisition or Other Combination, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Acquisition or Other Combination, the consideration (whether stock, cash, or other securities or property) received in the Acquisition or Other Combination by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Acquisition or Other Combination is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Acquisition or Other Combination.

(c) The substitution by the successor or acquiring entity in such Acquisition or Other Combination (or by any of its Parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) The full or partial exercisability or vesting and accelerated expiration of outstanding Awards.

(e) The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its Parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that without the Participant’s consent, the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 14.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Awards in exchange for no consideration.

Immediately following an Acquisition or Other Combination, outstanding Awards shall terminate and cease to be outstanding, except to the extent such Awards, have been continued, assumed or substituted, as described in Sections 14.1(a), (b) and/or (c).

14.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under this Plan in substitution of such other entity’s award or (b) assuming and/or converting such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other entity had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another entity, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option or stock appreciation right, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

15. ADMINISTRATION.

15.1 Committee Authority. This Plan will be administered by the Committee or the Board if no Committee is created by the Board. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend, expand, modify and rescind or terminate rules and regulations relating to this Plan;

(c) approve persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards granted under this Plan;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or awards under any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of any conditions of this Plan or any Award;

(i) determine the terms of vesting, exercisability and payment of Awards to be granted pursuant to this Plan;

(j) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award, any Award Agreement, any Exercise Agreement or any Restricted Stock Purchase Agreement;

(k) determine whether an Award has been earned;

(l) extend the vesting period beyond a Participant’s Termination Date;

(m) adopt rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(n) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as may otherwise be permitted by applicable law; and

(o) make all other determinations necessary or advisable in connection with the administration of this Plan.

15.2 Committee Composition and Discretion. The Board may delegate full administrative authority over the Plan and Awards to a Committee consisting of at least one member of the Board (or such greater number as may then be required by applicable law). Unless in contravention of any express terms of this Plan or Award, any determination made by the Committee with respect to any Award will be made in its sole discretion either (a) at the time of grant of the Award, or (b) subject to Section 4.9 hereof, at any later time. Any such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan, provided that each such officer is a member of the Board.

15.3 Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and other equity awards otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.4 Governing Law. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

16. EFFECTIVENESS, AMENDMENT AND TERMINATION OF THE PLAN.

16.1 Adoption and Stockholder Approval. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan will be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards for which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply shall be canceled, any Shares issued pursuant to any such Award shall be canceled and any purchase of such Shares issued hereunder shall be rescinded; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply) granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by stockholders within the time then required under Section 25102(o) shall be canceled, any Shares issued pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

16.2 Term of Plan. Unless earlier terminated as provided herein, this Plan will automatically terminate ten (10) years after the later of (i) the Effective Date, or (ii) the most recent increase in the number of Shares reserved under Section 2 that was approved by stockholders.

16.3 Amendment or Termination of Plan. Subject to Section 4.9 hereof, the Board may at any time (a) terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan and (b) terminate any and all outstanding Options or SARs upon a dissolution or liquidation of the Company, followed by the payment of creditors and the distribution of any remaining funds to the Company’s stockholders; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval pursuant to Section 25102(o) or pursuant to the Code or the regulations promulgated under the Code as such provisions apply to ISO plans. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan.

17. DEFINITIONS. For all purposes of this Plan, the following terms will have the following meanings.

“Acquisition” or “Corporate Transaction” means:

(a) any consolidation or merger in which the Company is a constituent entity or is a party in which the voting stock and other voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger represent, or are converted into, securities of the surviving entity of such consolidation or merger (or of any Parent of such surviving entity) that, immediately after the consummation of such consolidation or merger, together possess less than fifty percent (50%) of the total voting power of all voting securities of such surviving entity (or of any of its Parents, if any) that are outstanding immediately after the consummation of such consolidation or merger;

(b) a sale or other transfer by the holders thereof of outstanding voting stock and/or other voting securities of the Company possessing more than fifty percent (50%) of the total voting power of all outstanding voting securities of the Company, whether in one transaction or in a series of related transactions, pursuant to an agreement or agreements to which the Company is a party and that has been approved by the Board, and pursuant to which such outstanding voting securities are sold or transferred to a single person or entity, to one or more persons or entities who are Affiliates of each other, or to one or more persons or entities acting in concert; or

(c) the sale, lease, transfer or other disposition, in a single transaction or series of related transactions, by the Company and/or any Subsidiary or Subsidiaries of the Company, of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, (or, if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by one or more Subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such Subsidiaries of the Company), except where such sale, lease, transfer or other disposition is made to the Company or one or more wholly owned Subsidiaries of the Company (an “Acquisition by Sale of Assets”).

“Administrator” means the Board or a Committee.

“Affiliate” of a specified person means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified (where, for purposes of this definition, the term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options or Restricted Stock are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

“Award” means any award pursuant to the terms and conditions of this Plan, including any Option, Restricted Stock Unit, Stock Appreciation Right or Restricted Stock Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award as approved by the Committee.

“Board” means the Board of Directors of the Company.

“California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.

“Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.

“Cause” means Termination because of (a) Participant’s unauthorized misuse of the Company or a Parent or Subsidiary of the Company’s trade secrets or proprietary information, (b) Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (c) Participant’s committing an act of fraud against the Company or a Parent or Subsidiary of the Company or (d) Participant’s gross negligence or willful misconduct in the performance of his or her duties that has had or will have a material adverse effect on the Company or Parent or Subsidiary of the Company’ reputation or business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee created and appointed by the Board to administer this Plan, or if no committee is created and appointed, the Board.

“Common Stock” means the Company’s Class A Common Stock.

“Company” means Uber Technologies, Inc., a Delaware corporation, or any successor corporation.

“Consultant” means any person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital- raising services) and is compensated for such services, and any Director whether compensated for such services or not.

“Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

“Director” means a member of the Board.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which a holder of an Option may purchase Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then publicly traded on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Committee may determine); or

(c) if none of the foregoing is applicable to the valuation in question, by the Committee in good faith.

“Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Optionee, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

“Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for death or Disability or for Cause by the Company or a Subsidiary, Parent, Affiliate or successor thereto, as appropriate.

“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.

“Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

“Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price or Restricted Stock or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

“Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

“Optionee” means an Employee or Consultant who receives an Option.

“Other Combination” for purposes of Section 14 means any (a) consolidation or merger in which the Company is a constituent entity and is not the surviving entity of such consolidation or merger or (b) any conversion of the Company into another form of entity; provided that such consolidation, merger or conversion does not constitute an Acquisition.

“Parent” of a specified entity means, any entity that, either directly or indirectly, owns or controls such specified entity, where for this purpose, “control” means the ownership of stock, securities or other interests that possess at least a majority of the voting power of such specified entity (including indirect ownership or control of such stock, securities or other interests).

“Participant” means a person who receives an Award under this Plan.

“Plan” means this 2013 Equity Incentive Plan, as amended from time to time.

“Purchase Price” means the price at which a Participant may purchase Restricted Stock pursuant to this Plan.

“Restricted Stock” means Shares purchased pursuant to a Restricted Stock Award under this Plan.

“Restricted Stock Award” means an award of Shares pursuant to Section 5 hereof.

“Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement

“Restricted Stock Unit” or “RSU” means an award made pursuant to Section 6 hereof.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

“Rule 701” means Rule 701 et seq. promulgated by the Commission under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 25102(o)” means Section 25102(o) of the California Corporations Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Class A Common Stock, $0.0001 par value per share, reserved for issuance under this Plan, as adjusted pursuant to Sections 2.2 and 11 hereof, and any successor security.

“Stock Appreciation Right” or “SAR” means an award granted pursuant to Section 7 hereof.

“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.

“Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director or consultant to the Company or a Parent or Subsidiary of the Company. A Participant will not be deemed to have ceased to provide services while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing. In the case of an approved leave of absence, the Committee may make such provisions respecting crediting of service, including suspension of vesting of the Award

(including pursuant to a formal policy adopted from time to time by the Company) it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Triggering Event” means:

(i) a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below); or

(ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”).

Notwithstanding anything stated herein, a transaction shall not constitute a “Triggering Event” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction. For clarity, the term “Triggering Event” as defined herein shall not include stock sale transactions by the Company, the Company’s initial public offering after which the Common Stock becomes a listed security, or any other capital raising event.

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement for an Award.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

* * * * * * * * * * *

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Employee ID:

Name:

You have been granted an option to purchase shares of Class A Common Stock of Uber Technologies, Inc., a Delaware corporation (the “Company”), under the Company’s 2013 Equity Incentive Plan (the “Plan”), as follows (unless otherwise defined in this Notice of Stock Option Grant, the terms used in this Notice of Stock Option Grant shall have the meanings defined in the Plan):

Grant ID: Date of Grant:

Exercise Price Per Share:

Total Number of Shares:

Total Exercise Price:

Type of Option:

Country At Grant:

Expiration Date:

Vesting Commencement Date:

Vesting/Exercise Schedule:

Termination Period:	You may exercise this Option for ninety (90) days after termination of your Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination of your Continuous Service Status for any reason. The Company will not provide further notice of such periods.

Transferability:	You may not transfer this Option.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your date of hire, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without Cause. You agree and acknowledge that the Vesting/Exercise Schedule may change prospectively in the event that Optionee’s service status changes between full and part time status in accordance with Company policies relating to work schedules and vesting of equity awards. Also, to the extent applicable, the Exercise Price Per Share has been set in good faith compliance with the applicable guidance issued by the Internal Revenue Service (the “IRS”) under Section 409A of the Code. However, there is no guarantee that the IRS will agree with the valuation, and by signing below, you agree and acknowledge that the Company shall not be held liable for any applicable costs, taxes, or penalties associated with this Option if, in fact, the IRS were to determine that this Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS.

[Signature Page Follows]

The parties have executed this Notice of Stock Option Grant as of the date first set forth above.

THE COMPANY:

UBER TECHNOLOGIES, INC.

By:
(signature)

Name:
Title:

OPTIONEE:

(signature)

Address:

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. Uber Technologies, Inc., a Delaware corporation (the “Company”), hereby grants to                          (“Optionee”), an option (the “Option”) to purchase the total number of shares of Class A Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Uber Technologies, Inc. 2013 Equity Incentive Plan (the “Plan”), adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, Disability or other termination of Continuous Service Status, the exercisability of this Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Agreement attached hereto as Exhibit A or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.

(ii) As a condition to the exercise of this Option and as further set forth in Section 8 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(iv) Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable withholding obligations.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check;

(b) cancellation of indebtedness;

(c) at the discretion of the Plan Administrator on a case by case basis, by surrender of other shares of Common Stock of the Company (either directly or by stock attestation) that Optionee previously acquired and that have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option is being exercised;

(d) by participating in a formal cashless exercise program implemented by the Plan Administrator in connection with the Plan;

(e) provided that a public market for the Common Stock exists, subject to compliance with applicable law, by exercising as set forth below, through a “same day sale” commitment from Optionee and a broker-dealer whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the broker-dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f) by any combination of the foregoing or any other method of payment approved by the Plan Administrator that constitutes legal consideration for the issuance of Shares.

5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 5. If Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of this Option as set forth in the Notice. Notwithstanding any provision in the Plan or this Agreement to the contrary, on or after Optionee’s Termination Date, this Option may not be exercised with respect to any Shares that are Unvested Shares as determined pursuant to the Vesting/Exercise Schedule set forth in the Notice on Optionee’s Termination Date.

(a) Default Post-Termination Exercise Period. In the event of termination of Optionee’s Continuous Service Status other than for Cause, Optionee may, to the extent Optionee is vested in the Option Shares, exercise this Option as follows:

(i) If such termination occurs prior to Optionee’s completion of at least three full years of Continuous Service Status as an Employee (the “Minimum Service Requirement”), then Optionee may exercise this Option during the Termination Period set forth in the Notice; subject to Section 5(b) in the case of Optionee’s termination due to Disability or death. For purposes of determining whether the Minimum Service Requirement has been met, the Company will divide the number of days that have elapsed between and including Optionee’s first day of service as an Employee and the date of termination of Optionee’s Employee status by 365. For clarity, no service as a Consultant or a non-Employee Director will be credited toward the Minimum Service Requirement.

(ii) If such termination occurs on or after the date that Optionee has completed the Minimum Service Requirement, then Optionee may exercise this Option through the earliest of: (a) the seventh anniversary of the Termination Date, (b) the day before the tenth anniversary of the Date of Grant, and (c) the Expiration Date set forth in the Notice.

(iii) Notwithstanding anything to the contrary contained herein, if this Option has been designated an Incentive Stock Option, to qualify for the beneficial tax treatment afforded Incentive Stock Options, the Incentive Stock Option must be exercised within (A) three months after the termination of the Optionee’s Continuous Service Status for reasons other than Disability or death, and (ii) one year after termination of the Optionee’s Continuous Service Status due to Disability or death.

(b) Termination upon Disability or Death. In connection with any termination due to Disability or death of Optionee prior to completion of the Minimum Service Requirement, Optionee may exercise this Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within six (6) months following the Termination Date, exercise this Option to the extent Optionee is vested in the Option Shares.

(ii) Death of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s death, or in the event of Optionee’s death within thirty (30) days following Optionee’s Termination Date, this Option may be exercised at any time within twelve (12) months following the date of death (or, if earlier, the date Optionee’s Continuous Service Status terminated) by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee is vested in this Option.

(c) Termination for Cause. In the event of termination of Optionee’s Continuous Service Status for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon first notification to Optionee of such termination for Cause. If Optionee’s Continuous Service Status is suspended pending an investigation of whether Optionee’s Continuous Service Status will be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.

6. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided, however, that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection (a) shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

9. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice of Stock Option Grant to which this Agreement is attached, the Exercise Agreement and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier.

(e) Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or, in the case of the Company, caused this Agreement to be executed by its officers thereunto duly authorized, effective as of the Date of Grant set forth in the accompanying Notice of Stock Option Grant.

THE COMPANY:

UBER TECHNOLOGIES, INC.

By:
(signature)

Name:
Title:

OPTIONEE:

(signature)

EXHIBIT A

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

EXERCISE AGREEMENT

This Exercise Agreement (this “Agreement”) is made as of                         , by and between Uber Technologies, Inc., a Delaware corporation (the “Company”), and                          (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2013 Equity Incentive Plan (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                         shares of the Class A Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted                          (the “Option Agreement”). The purchase price for the Shares shall be $                         per Share for a total purchase price of $                        . The term “Shares” refers to the purchased Shares and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate Exercise Price by any method listed in Section 4 of the Option Agreement, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of Section 3(b) of the Option Agreement. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the Exercise Price therefor by Purchaser.

3. Restrictions and Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) The holder of any security of the Company (a “Security Holder”), including Purchaser, shall not, directly or indirectly, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or encumber (including any conveyance of any economic or pecuniary interest in) any security of the Company (a “Security”), other than by means of a Permitted Transfer (as defined below), without the prior written consent of the Board (or an authorized committee of the Board), which consent may be withheld in its sole discretion. If any provision(s) of any agreement(s) currently in effect by and between the Company and any Security Holder (the “Security Holder Agreement(s)”) conflicts with Section 8.12 of the Company’s bylaws, Section 8.12 shall govern, and the non-conflicting remainder of the Security Holder Agreement(s) shall continue in full force and effect; provided that Section 3(b) shall be deemed not to conflict with Section 8.12 of the Company’s bylaws.

(b) For purposes of the transfer restrictions set forth herein, a “Security” shall be deemed to be “Transferred” in (a) any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of a share of any security of the Company or any legal or beneficial interest in such security, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of any security to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, voting control over such security by proxy or otherwise, (b) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any security of the Company, even if any security of the Company would be disposed of by someone other than the Security Holder, (c) any transaction involving any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security of the Company or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Company, or (d) any other transaction by Purchaser related to or affecting the ownership, possession or other rights (voting, economic or otherwise) of a security that the Board, in good faith, deems Transferred.

(c) A “Permitted Transfer” as used in this Section 3 shall be defined as:

(i) any repurchase of a Security by the Company: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Company’s exercise of a right of first refusal to repurchase such shares;

(ii) the transfer of any or all of the Securities held by a Security Holder to a single trust for the benefit of the Security Holder or the Security Holder’s Immediate Family;

(iii) any transfer effected pursuant to the Security Holder’s will or the laws of intestate succession;

(iv) if the Security Holder is a partnership, limited liability company or a corporation, no more than five (5) transfers to an Affiliate (as defined below) of such partnership, limited liability company or corporation; and/or

(v) the transfer by a Major Investor (as defined in the Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 1, 2013, as amended from time to time, or any successor agreement (the “Co-Sale Agreement”)) exercising such Major Investor’s Co-Sale Right (as defined in the Co-Sale Agreement).

(d) In the case of any transfer consented to by the Company or described in subsection (c) above, the transferee, assignee, or other recipient shall receive and hold the Securities subject to the provisions of this Section 3, and there shall be no further transfer of such stock except in accordance with this Section 3.

(e) The restrictions in this Section 3 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Transaction (as such term is defined in the Company’s Restated Certificate of Incorporation, as amended or restated from time to time) (a “Liquidation Transaction”) or (ii) immediately prior to an initial public offering under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) pursuant to which all outstanding shares of the Company’s preferred stock convert to common stock (an “IPO”). Upon termination of such restrictions, a new certificate or certificates representing the outstanding Shares shall be issued, on request, without the legend referred to in subsection 8(a)(iv) below and delivered to Purchaser.

(f) Purchaser shall comply with the Company’s insider trading policy and code of conduct (or related policies) as may be adopted or amended from time to time by the Board (the “Policies”). To the extent Purchaser is not an employee of the Company, Purchaser shall comply with the Policies in the same manner as-if Purchaser were deemed an employee of the Company as defined in the Policies.

4. Right of First Refusal.

(a) Right of First Refusal. Subject to the limitations set forth in Section 3 above, before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Purchase Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iii) Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(iv) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 4(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of Section 3 and this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 4(a) notwithstanding, and provided that such transfer complies with Section 3 and applicable securities laws, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a single trust for the benefit of the Purchaser or the Purchaser’s Immediate Family shall be exempt from the provisions of this Section 4(a).

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 4(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer (as determined by the Board). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The right of first refusal granted the Company by Section 4(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 4(b) above shall terminate upon the earlier to occur of (i) the closing of a Liquidation Transaction or (ii) immediately prior to an IPO. Upon termination of the right of first refusal described in Section 4(a) above pursuant to this paragraph (e), the Company will remove any stop-transfer notices referred to in Section 8(b) below and related to the restrictions in this Section 4 and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 8(a)(ii) below and delivered to Purchaser.

5. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the transfer of the securities is prohibited unless they are registered or such registration is not required in the opinion of counsel for the Company, which opinion is in a form satisfactory to the Company, and that the certificate(s) evidencing the securities will be imprinted with a legend providing for the foregoing.

(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

(g) Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities), within 30 days of the purchase of the Unvested Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the Unvested Shares and their Fair Market Value on the date of purchase, there may be a recognition of taxable income (including, where applicable, alternative minimum taxable income) to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Unvested Shares at the time they cease to be Unvested Shares, over the purchase price of the Unvested Shares. A form of Election under Section 83(b) is attached hereto as Attachment 1 for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNITED STATES.

6. Company’s Repurchase Option. The Company, or its assignee, shall have the option to repurchase all or a portion of the Unvested Shares (as such term is defined in the Notice of Stock Option Grant for the Option Agreement) on the terms and conditions set forth in this Section (the “Repurchase Option”) if Purchaser should cease to be employed by the Company for any reason, or no reason, including, without limitation, Purchaser’s death, Disability, voluntary resignation or termination by the Company with or without Cause.

(a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Purchaser’s employment at any time, for any reason or no reason, with or without Cause. For purposes of this Agreement, Purchaser shall be considered to be employed by the Company if Purchaser is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Board determines that Purchaser is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee of the Company shall have discretion to determine whether Purchaser has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company, whether termination is for Cause, and the date of such termination (the “Termination Date”), and such determination shall be binding on Purchaser.

(b) Automatic Exercise of Repurchase Option. On the 90th day after the later of the Termination Date and the date Purchaser purchased the Shares (the “Repurchase Date”), all Unvested Shares shall be deemed repurchased by the Company. Purchaser hereby agrees to take whatever action the Company deems necessary to effectuate the Company’s repurchase of the Unvested Shares. Following payment to Purchaser of the repurchase price, the Company will become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares being repurchased by the Company without further action by Purchaser. Notwithstanding the foregoing, the Company may elect to waive, in its sole discretion, its Repurchase Option in whole or in part by providing written notice to Purchaser (and the escrow holder, as provided in Section 7 below), at any time prior to or on the Repurchase Date, and upon such waiver by the Company, the escrow holder may then release to you the number of Shares not being repurchased by the Company.

(c) Calculation of Repurchase Price. The repurchase price for each Unvested Share that is repurchased pursuant to the Repurchase Option shall be the purchase price per Share paid by the Purchaser as provided in Section 1 hereof.

(d) Payment of Repurchase Price. The repurchase price shall be payable, at the option of the Company or its assignee, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or such assignee, or by any combination thereof. The repurchase price shall be paid without interest within 30 days after the Repurchase Date.

7. Escrow of Unvested Shares. For purposes of facilitating the enforcement of the provisions of Section 3 and 6 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF AGREEMENT AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF REPURCHASE, RIGHT OF FIRST REFUSAL AND THE MARKET STANDOFF ARE BINDING ON TRANSFEREES OF THESE SHARES.

(iv)	THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE BYLAWS OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without Cause.

10. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 10 shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.

11. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(g) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

The parties have executed this Exercise Agreement as of the date first set forth above.

THE COMPANY:

UBER TECHNOLOGIES, INC.

By:
(signature)

Name:

Title:

Address:

PURCHASER:

(signature)

I,                             , spouse of                         , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of                              (if applicable)

ATTACHMENT 1

SECTION 83(b) ELECTION

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.

1. TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.

The property with respect to which the election is made is described as follows:              shares of Class A Common Stock of UBER TECHNOLOGIES, INC., a Delaware corporation (the “Company”) which were transferred upon exercise of an option by Company, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the exercise of the option was , and this election is made for calendar year .

4.

The shares received upon exercise of the option are subject to the following restrictions: The Company may repurchase all or a portion of the shares at Taxpayer’s original purchase price per share, under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share x shares = $ at the time of exercise of the option.

6.	The amount paid for such shares upon exercise of the option was $ per share x shares = $ .

7.	The Taxpayer has submitted a copy of this statement to the Company.

8.	The amount to include in gross income is $ . [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MAY ALSO NEED TO BE FILED WITH THE TAXPAYER’S STATE INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:

ATTACHMENT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Exercise Agreement dated as of                 ,                 , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto,                        (                     ) shares of the Class A Common Stock $0.00001 par value per share, of Uber Technologies, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).              delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:                         ,

PURCHASER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares and to exercise its “Right of First Refusal” or “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser’s Spouse, if any.

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Name:

Employee ID:

You (“Participant”) have been granted an award of Restricted Stock Units (the “RSUs”), subject to the terms and conditions of the Uber Technologies, Inc. 2013 Equity Incentive Plan (the “Plan”) and the attached Restricted Stock Unit Agreement, including any and all exhibits and appendices thereto (the “RSU Agreement”), as set forth below. Unless otherwise defined in this Notice of Restricted Stock Unit Award (the “Notice”), the terms used herein shall have the meanings defined in the Plan.

Grant ID:

Total Number of RSUs:

RSU Grant Date:

Vesting Commencement Date:

Country at Grant:

Expiration Date:

Vesting:	The RSUs are subject to both a time-based vesting condition (the “Time Condition”) and a performance-based vesting condition (the “Performance Condition”) described in paragraphs (a) and (b) below, both of which must be satisfied prior to the Expiration Date before the RSUs will be deemed vested:

(a) Time Condition. So long as your Continuous Service Status does not terminate, the Time Condition shall be satisfied in accordance with the following schedule:                     .

(b) Performance Condition. The Performance Condition shall be satisfied on the earlier to occur of (i) the closing of a Liquidation Transaction or (ii) an IPO, in either case, occurring prior to the Expiration Date (each such date, a “Performance-Based Vesting Date”). “Liquidation Transaction” means an event that constitutes a liquidation, dissolution, or winding up of the Company for purposes of the Company’s Restated Certificate of Incorporation, as amended or restated from time to time. “IPO” means an initial public offering under the Securities Act and the rules and regulations promulgated thereunder pursuant to which all outstanding shares of preferred stock are converted to common stock.

(c) Vesting Date. Each date as of which both the Time Condition and the Performance Condition described in paragraphs (a) and (b) above have been satisfied with respect to any RSUs shall be referred to as a “Vesting Date.” No Vesting Date shall occur after the Expiration Date. To the extent the RSUs have not satisfied both the Time Condition and the Performance Condition as of the Expiration Date, such RSUs shall expire on the Expiration Date and be of no further force or effect.

By signing this Notice, you acknowledge that the vesting of the RSUs granted pursuant to this Notice and the RSU Agreement is conditioned on the satisfaction of both the Time Condition and the Performance Condition.

(d) Fractional RSUs. If application of the vesting schedule set forth above would cause vesting of a fractional RSU, then such vesting shall be rounded down to the nearest whole RSU and shall cumulate with any other fractional RSUs and such fractions shall vest as they aggregate into a whole RSU.

Acknowledgment/Acceptance:	By your acceptance of this Notice through the Company’s online acceptance procedure (or by your signature and the signature of the Company’s representative on this Notice), you and the Company agree that the RSUs are granted under and governed by the terms and conditions of this Notice, the RSU Agreement and the Plan. You acknowledge that you have received a copy of the RSU Agreement and the Plan and have read this Notice, the RSU Agreement and the Plan in their entirety.

If you do not accept this Notice within 90 days of the RSU Grant Date, the award of RSUs may be cancelled.

PARTICIPANT	UBER TECHNOLOGIES, INC.

UBER TECHNOLOGIES, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms and conditions of the Uber Technologies, Inc. 2013 Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Agreement, including any and all exhibits and appendices hereto (the “RSU Agreement”). Unless otherwise defined in this RSU Agreement, the terms used herein shall have the meanings defined in the Plan or the Notice, as applicable.

1. No Stockholder Rights. Unless and until such time as shares of the Company’s Common Stock (the “Shares”) are issued in settlement of RSUs that have satisfied both the Time Condition and the Performance Condition set forth in the Notice, in each case, prior to the Expiration Date (the “Vested RSUs”), Participant shall have no ownership of the Shares underlying the RSUs and shall have no right to dividends or to vote such Shares.

2. Dividend Equivalents. Cash dividends or equivalents, if any, shall not be credited to Participant during the life of the RSUs.

3. Termination. If Participant’s Continuous Service Status terminates for any reason (including death or disability) prior to the satisfaction of the Time Condition set forth in the Notice, any RSUs that have not satisfied the Time Condition as of such termination date shall automatically and without notice terminate and be forfeited, and neither Participant nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited RSUs. Any RSUs that have satisfied the Time Condition as of such termination date shall remain subject to the Performance Condition set forth in the Notice, but shall expire and be of no further force or effect on the Expiration Date.

4. Issuance of Shares. The Company shall issue to Participant on the following date(s) a number of Shares equal to the aggregate number of Vested RSUs: (a) if the Vesting Date occurs as a result of an IPO, the Shares shall be issued on the earlier to occur of the date that is six months following the Vesting Date and March 15th of the year following the calendar year in which the Vesting Date occurred; (b) if the Vesting Date occurs as a result of a Liquidation Transaction, the Shares shall be issued no later than 30 days following the Vesting Date; and (c) if the Vesting Date is a Time-Based Vesting Date that occurs following a Performance-Based Vesting Date, the Shares shall be issued no later than 30 days following the Time-Based Vesting Date. Upon the issuance of the Shares, Participant shall thereafter have all the rights of a stockholder of the Company with respect to such Shares, subject to the lock-up agreement described in Section 6 of this RSU Agreement.

5. Transfer Restrictions.

(a) RSUs Not Transferable. The RSUs and any interest therein shall not be transferred in any manner other than by will or by the laws of descent and distribution. The terms of this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Beneficiary Designation. Notwithstanding the provisions of subsection (a) above, if permitted by the Committee, Participant may designate a beneficiary or beneficiaries to exercise the rights of Participant and receive any property distributable with respect to Vested RSUs upon the death of Participant. Such a designation shall be made in the manner established by the Committee from time to time.

(c) Limitations on Transfer of Shares. In addition to any other limitation on transfer created by applicable securities laws and except as permitted by this RSU Agreement, Participant shall not, directly or indirectly, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or encumber (including any conveyance of any economic or pecuniary interest in) the RSUs or any interest in the RSUs or the Shares issued or to be issued pursuant to this RSU Agreement (collectively, “securities”) without the prior written consent of the Company, which consent may be provided or withheld in its sole discretion.

(d) Prohibited Transfers. For purposes of the transfer restrictions set forth in this Section 5, securities shall be deemed to be “transferred” in (i) any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of securities or any legal or beneficial interest in such securities, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of any securities to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, voting control over such securities by proxy or otherwise, (ii) any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any securities, even if any securities of the Company would be disposed of by someone other than Participant, (iii) any transaction involving any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any securities or with respect to any securities that includes, relates to, or derives any significant part of its value from any securities, or (iv) any other transaction by Participant related to or affecting the ownership, possession or other rights (voting, economic or otherwise) of securities that the Company, in good faith, deems transferred.

(e) Restrictions Binding on Transferees. In the case of any transfer consented to by the Company or otherwise permitted by this RSU Agreement, the transferee, assignee, or other recipient shall receive and hold the securities subject to the provisions of this Section 5, and there shall be no further transfer of such securities except in accordance with this Section 5.

(f) Insider Trading Policies and Laws. Participant shall comply with the Company’s insider trading policy and code of conduct (or related policies) as may be adopted or amended from time to time by the Board (or a duly authorized committee thereof) (the “Policies”). To the extent Participant is not an employee of the Company, Participant shall comply with the Policies in the same manner as if Participant were deemed an employee of the Company as defined in the Policies. In addition, Participant shall comply with any applicable insider trading restrictions under securities laws, market abuse laws and/or other similar laws in the United States and in Participant’s country of residence (if different).

(g) Expiration of Restrictions. The restrictions in this Section 5 shall terminate upon the earlier to occur of (i) the closing of a Liquidation Transaction or (ii) immediately prior to an IPO.

6. Lock-Up Agreement. In addition to any other limitation on transfer or other restrictions set forth in Section 5 of this Agreement, in connection with an IPO and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Participant hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering; provided, however, that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this Section 6 shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond 216 days after the effective date of the registration statement. For the avoidance of any doubt, the restrictions contemplated under this Section 6 shall apply without regard to whether the restrictions set forth in Section 5 have expired.

7. Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Company will withhold Shares otherwise issuable upon settlement of the RSUs. Alternatively, or in addition, in connection with any applicable taxable or tax withholding event, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer;

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); and/or

(iii)	requiring Participant to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items;

provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, the withholding methods described in subsections (i), (ii) and (iii) above will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one such withholding method will be used in lieu of withholding Shares.

Depending on the withholding method, the Company may withhold for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

8. Code Section 409A. It is the intent that the RSUs shall be either exempt from or compliant with the requirements of Section 409A of the Code, and any successor Code, and related rules, regulations and interpretations, and the RSUs shall be interpreted, construed and operated to reflect this intent. Solely for purposes of Section 409A of the Code, each issuance of Shares on (or following) a Vesting Date shall be considered a separate payment. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this RSU Agreement as may be necessary to ensure that the RSUs qualify for the exemption from, or comply with the requirements of, Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A if compliance is not practical; provided, however, that the Company makes no representation that the RSUs will be exempt from or will comply with Section 409A of the Code, and makes no undertaking to amend the terms of the RSUs to preclude Section 409A of the Code from applying to the RSUs or to ensure that the RSUs comply with Section 409A of the Code. Nothing in this RSU Agreement shall provide a basis for any person to take any action against the Company or any Parent or Subsidiary based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under the RSUs, and neither the Company nor any Parent or Subsidiary will have any liability under any circumstances to Participant or any other party if the RSUs, the delivery of Shares upon vesting/payment of the RSUs or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

9. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable local, state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

10. Book-Entry Form; Legends. The Company shall issue the Shares to Participant by entering such Shares in Participant’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company. The Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan, this RSU Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares are listed, and any applicable local, state, federal and foreign laws, and the Company may cause such Shares to bear a legend or legends to make appropriate reference to such restrictions.

11. No Rights as Employee, Director or Consultant. Nothing in this RSU Agreement shall affect in any manner whatsoever the right or power of the Company or a Parent or Subsidiary (if applicable) to terminate Participant’s service with the Company or a Parent or Subsidiary, for any reason, with or without cause.

12. Information to Participants. If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by such Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4), and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided that Participant agrees to keep the information confidential.

13. Miscellaneous.

(a) Governing Law. This RSU Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to such state’s conflict of law principles.

(b) Entire Agreement; Modification; Enforcement of Rights. This RSU Agreement, together with the Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, or except for any amendment or other action contemplated under Section 8 hereof or any other amendment or action that may be required or desirable to facilitate compliance with applicable law or to mitigate adverse accounting consequences, no modification of or amendment to this RSU Agreement that materially and adversely affects the rights of Participant shall be effective unless agreed to in writing by the parties to this RSU Agreement. The failure by either party to enforce any rights under this RSU Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this RSU Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this RSU Agreement, (ii) the balance of this RSU Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this RSU Agreement shall be enforceable in accordance with its terms.

(d) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(e) Notices. Any notice required or permitted by this RSU Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier.

(f) Successors and Assigns. The rights and benefits of this RSU Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this RSU Agreement may not be assigned without the prior written consent of the Company.

(g) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or Participant’s receipt or sale of the underlying Shares. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(h) Country-Specific Provisions. The RSUs shall be subject to any special terms and conditions set forth in the exhibit(s) to this RSU Agreement for Participant’s country if Participant is outside the United States. Moreover, if Participant relocates to one of the countries included in the exhibit(s), the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. All exhibits constitute part of this RSU Agreement.

(i) Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

ACCEPTANCE OF THE NOTICE BY PARTICIPANT CONSTITUTES

ACCEPTANCE OF THIS RSU AGREEMENT.

Uber Technologies, Inc.

2013 Equity Incentive Plan

Notice of Performance Stock Unit Award

Uber Technologies, Inc. (the “Company”) has awarded to you (“Participant”) performance-based restricted stock units (“PSUs”) covering the number of shares of Common Stock set forth below (the “PSU Award”) under its 2013 Equity Incentive Plan (the “Plan”).

Participant Name:

Employee ID:

Grant ID:

Date of Grant:

Maximum Number of PSUs:

Country at Grant:	United States

Vesting Commencement Date:

Vesting Schedule:	As provided in Exhibit A to this Notice (the “Performance Vesting Terms”)

Capitalized terms used but not defined in this Notice of Performance Stock Unit Award (this “Notice”) or the attached PSU Terms and Conditions (including any appendices and exhibits attached thereto) will have the same meanings specified in the Plan. The Notice (including the Performance Vesting Terms) and the PSU Terms and Conditions are collectively referred to as the “Award Agreement” applicable to the PSUs.

By accepting (whether electronically or otherwise) the PSU Award, Participant acknowledges and agrees to the following:

1.

The PSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.

Participant has received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Trading Policy, and represents that he or she has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee and the Plan Administrator regarding any questions relating to the PSU Award and the Plan.

3.

Vesting of the PSUs is subject to Participant’s Continuous Service Status as an Employee (except as provided in the Performance Vesting Terms), which is for an unspecified duration and may be terminated at any time, with or without Cause. Nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.	Participant consents to electronic delivery and participation as set forth in the Plan and this Award Agreement.

6.

If Participant does not accept or decline this PSU Award within 90 days of the Date of Grant or by such other date that may be communicated Participant by the Company, the Company will accept this PSU Award on Participant’s behalf and Participant will be deemed to have accepted the terms and conditions of the PSUs set forth in the Plan and this Award Agreement. If Participant wishes to decline this PSU Award, Participant should promptly notify Uber at stock@uber.com. If Participant declines this PSU Award, the PSUs will be cancelled and no benefits from the PSUs nor any compensation or benefits in lieu of the RSUs will be provided to Participant.

Uber Technologies, Inc.	Participant

By:	Signature:

Title:	Date:

Exhibit A

Performance Vesting Terms

Uber Technologies, Inc.

2013 Equity Incentive Plan

PSU Terms and Conditions

1.	Grant of PSUs.

(a)      A PSU is a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (a “Share”). The PSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such PSUs vest. The PSUs shall not be treated as property or as a trust fund of any kind.

(b)      The number of PSUs that Participant actually earns will be determined by the level of achievement of the Performance Goal(s) in accordance with Exhibit A to the Notice.

2.	Settlement.

(a)      On or as soon as administratively practical (and within thirty (30) days) following the applicable Vesting Date set forth in Exhibit A to the Notice, the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of PSUs subject to the PSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items. No fractional PSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b)      The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the PSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the PSUs will include the potential issuance of its cash equivalent pursuant to such right.

3.      Dividend and Voting Rights. Unless and until such time as Shares are issued in settlement of vested PSUs, Participant will have no ownership of the Shares allocated to the PSUs, and will have no rights to vote such Shares and no rights to dividends.

4.      Non-Transferability of PSUs. The PSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.      Termination. If Participant’s Continuous Service Status terminates for any reason, the PSUs will be subject to the provisions of Exhibit A to the Notice.

6.	Taxes.

(a)      Responsibility for Taxes. By accepting this PSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Parent, Subsidiary or Affiliate that employs Participant (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant, vesting or settlement of the PSU Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)      Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)      withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer or any Parent, Subsidiary or Affiliate;

(ii)      withholding from proceeds of the sale of Shares acquired on settlement of the PSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization and without further consent);

(iii)      withholding Shares to be issued upon settlement of the PSUs, provided the Company only withholds a number of Shares necessary to satisfy no more than the withholding amounts determined based on the maximum permitted statutory rate applicable in Participant’s jurisdiction;

(iv)      Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)      any other arrangement approved by the Committee and permitted under Applicable Law.

Withholding for Tax-Related Items will be made in accordance with Section 10 of the Plan and such rules and procedures as may be established by the Plan Administrator, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld.

7.      Code Section 409A. It is intended that the terms of the PSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this PSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8.      Governing Law and Venue. This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

9.      Entire Agreement; Enforcement of Rights. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. No adverse modification of, or adverse amendment to, this Award Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.      Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.      Consent to Electronic Delivery and Participation. By accepting the PSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications or information related to the PSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration.

12.      Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.